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CORPORATE PRESS RELEASE


                                                                          [LOGO]


Dennis R. Shaughnessy
Marcia Gookin
Investor Relations
978-658-6000 Ext. 1329
www.criver.com


           CHARLES RIVER TO ACQUIRE PATHOLOGY ASSOCIATES INTERNATIONAL

         WILMINGTON, MA.; DECEMBER 21, 2000: Charles River Laboratories International, Inc. (NYSE:CRL), through its wholly-owned subsidiary Charles River Laboratories, Inc., today announced the signing of a definitive agreement to acquire Pathology Associates International Corporation from Science Applications International Corporation (SAIC), for $37 million. PAI, headquartered in Frederick, Maryland and a wholly-owned subsidiary of SAIC since 1995, is the world's leading contract toxicologic pathology company, with estimated 2000 revenues of $33 million. The acquisition is expected to be neutral to Charles River's earnings in 2001, and accretive thereafter.

         PAI is a strong strategic fit with Charles River's rapidly growing biomedical products and services segment. The two companies share a customer base, and utilize complementary technologies to provide a broad range of pre-clinical outsourcing services. Pathology services are a critical component of drug discovery and development of human therapeutics, and the market for outsourced contract pathology services is strong and growing. Large pharmaceutical companies, established biotech companies, emerging biotech and genomics companies, and government institutions such as the NIH, are all customers for these technology-based research support services. Pathology analysis and evaluation in animal research models such as mice allows a researcher to determine the safety and efficacy of potential new drug candidates, medical devices, and other biomedical products and services. There is also an emerging market for pathology services to support genomics research initiatives, where there has been a proliferation of genetically altered or "transgenic" mice being used to identify innovative therapeutic targets and improve accuracy of lead drug selection. This opportunity complements Charles River's rapidly growing transgenic services business.

         PAI is the leader in the market for contract pathology services in animal research models, both in terms of market share and scientific expertise. Charles River plans to accelerate the growth of PAI by using its extensive global infrastructure and longstanding customer relationships to extend PAI's presence into new markets, territories and applications. PAI has a long history of strong and consistent profitability, with excellent opportunities for enhanced returns through the efficient use of new technology and laboratory management systems. Charles River's Chairman and CEO, James C. Foster, commented:

         "We're very excited about the potential of PAI as a Charles River company. PAI has world class science, a very talented, deep and committed professional team, and great potential for expansion and growth. We intend to help the PAI team achieve and exceed its growth objectives by providing

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additional strength in both domestic and international marketing and selling, while adding our support in a number of other areas where we can clearly add value to our shared customer base. We see many synergies on the revenue side that will enable PAI to further increase its share of the contract pathology market, while also offering us the opportunity to provide to our customers a more complete solution to their pre-clinical outsourcing needs. PAI is a particularly strong complement to our drug discovery and development support activities, as well as our contract site management effort, where revenue growth over the past year has been exceptionally strong. We're particularly enthusiastic about the opportunities in the transgenic services area, where the requirements for our services among the research community continues to grow dynamically. "

         Added Mr. Foster: "We think of the acquisition of PAI as another step in our historically successful acquisition program, where we have carefully added new capabilities to our core business that leverage our existing customer relationships, reputation, technologies and global infrastructure. We see additional opportunities through internal development, technology partnerships, and with additional targeted acquisitions, that will allow us to continue to build our pre-clinical products and services franchise consistent with our commitments to our biomedical research customers as well as to our new investors. It's a very exciting time to be supporting drug discovery and development activities around the world."

         Dr. Gary Knutsen, the founder of PAI, added: "We're absolutely delighted to be joining the Charles River family. We think this new relationship presents us with a wealth of opportunities to continue and indeed accelerate our growth as a company. We think Charles River is the ideal partner for PAI, as the strategic and organizational fit is truly exceptional. We both enjoy longstanding reputations as the scientific, quality and market leaders in our fields. And we were each founded and continued to be built upon a commitment to providing innovative tools, technologies and services to the biomedical research community. We think combining PAI's unique scientific capabilities and Charles River's worldwide presence and infrastructure is an very exciting proposition, and one we expect will allow us to further increase our contribution to our customers' drug discovery and development successes."

         Charles River and SAIC expect the stock purchase transaction, which is subject to customary closing conditions, to be completed in early January. (The Hart-Scott-Rodino 30-day waiting period is scheduled to expire tomorrow.) The purchase price of $37 million includes $25 million in cash (a portion of which is expected to be financed with bank credit) and a $12 million convertible note. The five-year term note will carry a 2% interest rate, and be convertible under certain conditions into shares of CRL at $23.38 per share. After the transaction, PAI will make up to $3 million in retention and incentive payments to a broad group of employees, over a three-year period. PAI has no outstanding debt.

         PAI has nearly two decades of experience and more than 400 employees, including over 40 pathologists and doctoral level professionals. The Company is organized into three divisions, including a core pathology business, a government contract site management operation and an FDA regulatory consulting group.

         The Company is the industry leader in providing pathology-based technologies needed to support FDA filings (such as INDs and NDAs). Services include neuropathology, medical device pathology, bone/joint pathology, immunopathology, molecular pathology, ultrastructural pathology, automated morphometrics, cell kinetics, aquatic pathology, reproductive toxicology and teratology, and archive/repository services. The government contract site management operation provides outsourced on-site and off-site

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laboratory support services to biomedical research agencies such as the National
Institutes of Health, typically under long-term contracts. This group's expertise is in the efficient management of both small and large colonies of animal research models under rigorous quality assurance standards. The small but rapidly growing regulatory consulting group supports both small and large biopharmaceutical companies through the FDA regulated processes associated with efficacy and safety assessment in animal models. The staff is comprised of former FDA and pharmaceutical industry professionals experienced in both the science and strategy of the product development process for new medicines and devices.

         Charles River Laboratories, based in Wilmington, Massachusetts, is a leading provider of critical research tools and integrated support services that enable innovative and efficient drug discovery and development. The Company is the global leader in providing the animal research models required in research and development for new drugs, devices and therapies. The Company also offers a broad and growing portfolio of biomedical products and services that enable customers to reduce cost, increase speed, and enhance productivity and effectiveness in drug discovery and development. Charles River's customer base spans over 50 countries, and includes all of the major pharmaceutical and biotechnology companies, as well as many leading hospitals and academic institutions. The Company operates 53 facilities in 15 countries worldwide.

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         This document may contain "forward looking statements." Such statements involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward looking statements, including the failure to satisfy the conditions necessary for the closing of the transaction, the failure to recognize expected synergies and revenue growth, contaminations, industry trends, new displacement technologies, outsourcing trends, USDA and FDA regulation, changes in law, acquisition integration risks, special interests groups, continued availability of products and supplies, personnel and control, and others that are described in the Risk Factors contained in Company's Registration Statement of Form S-1, as filed on June 23, 2000, and as may be updated from time to time in the Company's periodic SEC filings. The Company disclaims an intent or obligation to update forward looking statements, and otherwise claims the "safe harbor" protections for forward looking statements afforded under The Private Securities Litigation Reform Act of 1995.

         Charles River Laboratories International, Inc. is listed on the New York Stock Exchange under the symbol CRL. The Company's listing application contains additional information, available to the public on request, upon which the NYSE relied in authorized the listing.